PRICING SUPPLEMENT NO. 85                                      Rule 424(b)(3)
DATED: November 24, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:          Floating Rate Notes              Book Entry Notes
$2,500,000                 [x]                              [x]

Original Issue Date:       Fixed Rate Notes                 Certificated Notes
November 26, 1997          [_]                              [_]

Maturity Date:
November 26, 1998

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:


                                              Optional          Optional
                        Redemption            Repayment         Repayment
Redeemable On           Price(s)              Date(s)           Price(s)
-------------           ----------            ---------         ----------

N/A                     N/A                   N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[_]         Federal Funds Rate           Interest Reset Date(s): *

[_]         Treasury Rate                Interest Reset Period: Quarterly

[_]         LIBOR Reuters                Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                   Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
--------------------------------

*        2/26/98, 5/26/98 and 8/26/98.

**       2/26/98, 5/26/98, 8/26/98 and 11/26/98.

*** The three-month LIBOR rate on November 24, 1997 minus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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